Exhibit 15.1

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                             LETTERHEAD OF KPMG LLP
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The Board of Directors
Payless Cashways, Inc.:

     With respect to the subject registration statement on Form S-8 of Payless Cashways, Inc., we acknowledge our awareness of the use therein of our reports dated March 17, 1998, June 16, 1998 and September 16, 1998 related to our reviews of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                               /s/ KPMG LLP
                                                   KPMG LLP


Kansas City, Missouri
January 14, 1999